EMPLOYMENT AGREEMENT, AS OF NOVEMBER 19, 1996,
                 BETWEEN THE COMPANY AND DEAN E. HALLER

EMPLOYMENT AGREEMENT ("Agreement") made as of November 19, 1996 between GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation ("Employer"), and
DEAN E. HALLER, an individual residing in Underhill, Vermont ("Executive").

Employer desires to employ Executive and Executive desires to be employed by Employer as Vice President of Administration. Employer and Employee agree as follows:

1.   Employment, Powers, Duties and Acceptance.

   		1.1 Employer employs Executive to render services to Employer as Employer's Vice President of Administration, and Executive accepts such employment.

   		1.2  As Vice President of Administration of Employer, Executive shall be responsible for the general supervision and management of all aspects of development and implementation of Employer's policies, plans, and programs with respect to personnel of Employer and management of the corporate administrative department, all under the control and supervision of the President and Chief Executive
          Officer of Employer.

   		1.3 Executive shall be a full-time employee of Employer and shall devote all of his working time, best efforts and full skill and attention to Employer's business, and will faithfully serve
          Employer's interests. During the term of this Agreement, Executive agrees to serve, without additional compensation, as an officer and/or director of any parent, subsidiary or affiliate of Employer, if elected as such.

		   1.4  Executive's principal place of employment shall be Waterbury,
          Vermont and environs, subject to reasonable travel requirements on behalf of Employer.

2.  	Term. This Agreement will commence on November 19, 1996, and will continue until terminated by either party in accordance with the provisions of Section 4, below.

3.  	Compensation.

   		3.1 In consideration of Executive's performance of his duties and responsibilities under this Agreement, Employer agrees to pay and Executive agrees to accept, the following compensation:

	    3.1.a Base Compensation. A salary of $110,000 per annum ("Base Compensation"), payable in installments in accordance with Employer's standard payroll practices;

  			3.1.b Bonus.  Such bonuses ("Bonus"), if any, up to a maximum of
           20% of Base Compensation, as may be determined in the sole and absolute discretion of the Board of Directors of Employer;

  			3.1.c Benefits.  At the option of Executive, and subject to
           Executive's meeting the eligibility requirements of each respective plan, Executive may participate in and be covered by each profit sharing, bonus, pension, life insurance, accident insurance, health insurance, hospitalization, and any other employee benefit plan of
           Employer available generally to executives of Employer, on the same basis as shall be available to other executives.

  			3.1.d Vacation.  Employee shall be entitled to paid vacation of four
           (4) weeks per annum accruing at the rate of 1.66 days per month.

  			3.1.e Reimbursement for Expenses.  Employer shall reimburse Executive for all reasonable expenses paid or incurred by him on behalf of Employer in the course of his employment, but payment shall be made only against a signed, itemized list of such expenditures, utilizing procedures and general forms for that purpose established by
           Employer.

    		3.2  Nothing in this Agreement shall prevent Employer from at any time increasing Executive's Base Compensation, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, in the event that Employer in its sole discretion shall deem it advisable.

4.	Termination.

    		4.1	 Death.  Executives's employment under this Agreement shall
           terminate immediately upon the death of Executive; provided that in the event of the death of Executive, his heirs or legal representative shall be entitled to receive any payment pursuant to Sections 3.1.a and 3.1.b, 3.1c, 3.1d, or 3.1 e, if any, accrued as at the date of death, and upon such payment Employer shall have no further obligation pursuant to this Agreement.

    		4.2 Termination Without Cause. Executive's employment under this Agreement shall terminate immediately upon thirty days' prior written notice from Executive to Employer of his voluntary resignation or thirty days' prior written notice from Employer to Executive of his termination without cause. In the event of termination by either party without cause, Executive shall continue to perform his duties pursuant to this Agreement until the termination date, if requested by Employer, his compensation during the termination period to be payable at his then current rate of Base Compensation, provided however, that Employer shall have the right to require Executive to cease performance of his duties and resign from all offices any time on or after the date of notice of termination, and Executive's performance obligations and offices shall terminate as at that date.

	    	4.3  Disability.  If, after being reasonablely accommodated by Employer,
           Executive is unable to perform his services due to illness, injury or incapacity for a period of more than thirty (30) consecutive days,
           Employer may terminate Executive's employment and this Agreement immediately upon written notice, in which case Executive shall be entitled to compensation as provided in Section 4.2, above, less any payments to Executive pursuant to any policy of disability maintained by Employer or its affiliates for the benefit of
           Executive.

    		4.4  Termination by Employer for Cause.  Executive's employment under this Agreement shall terminate immediately upon written notice from Employer to Executive of termination for cause, and Employer shall have no further obligation pursuant to this Agreement.
	          For purposes of this Section 4.4, the term "for cause" shall mean and include any of the following events: fraud, misappropriation or embezzlement by Executive involving Employer or any subsidiary or affiliate thereof; the conviction in any jurisdiction of
           Executive for any crime involving moral turpitude or which constitutes a felony;  Executive's demonstrated voluntary
           unwillingness to perform his duties, including Executive's failure or refusal to carry out or perform such actions or duties as he is specifically directed to carry out or perform by the President and
           Chief Executive Officer of Employer, provided that Executive shall not be required to perform any illegal or unethical act; the willful engaging by Executive in conduct which has or could reasonably be expected to have a material adverse effect on
           Employer or any of its subsidiaries or affiliates; or the material breach by Executive of any representations, warranties, agreements or covenants made by Executive in this Agreement or any other agreement between Employer and Executive.  In the event of termination of this Agreement by Employer for cause, Executive shall be entitled to no further compensation except compensation pursuant to Sections 3.1.a or 3.1.b, 3.1c, 3.1d. Or 3.1e, which may have accrued prior to such termination, and Employer shall have no further obligation hereunder.

5.  Confidentiality Agreement; Covenant Not to Compete or Hire Certain
    Employees.

		  5.1   Confidentiality Agreement.  Executive acknowledges that he will have access to proprietary, confidential information of Employer and its affiliates, which information Executive acknowledges constitutes a special and unique asset of Employer.  Executive agrees during the term of this Agreement and thereafter:

			 5.1.a to keep secret and retain in the strictest confidence all information about business and financial matters (such as costs, profits, strategic and marketing plans, customer and supplier lists, formulae and methods of operation and production) of Employer and its affiliates; their employment policies and plans; and any other proprietary information relating to Employer and its affiliates, their operations, business and financial affairs (collectively, but excluding information known to Executive prior to his employment with Employer, the "confidential information") and not to disclose the confidential information to anyone not then an officer, director or authorized employee of Employer or any of its affiliates, nor utilize such confidential information, either during or after the termination of his employment with Employer, except in the course of performing his duties pursuant to this Agreement or with Employer's express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of Executive; and

			 5.1.b to deliver to Employer on demand, all memoranda, notes, records, reports and other documents (in any medium whatsoever) relating to
          Employer's or any of its affiliates' business, financial affairs or operations and all property associated therewith, which he may then possess or have under his control.  Upon request of Employer,
          Executive agrees to certify that such delivery is complete, and that any and all copies made have been delivered or destroyed. Employer agrees to give access to Executive to such facilities of Employer as may be necessary for retrieval of Executive's personal files and property after termination.

    5.2   Non-Compete.  During the term of this Agreement, and for a period of six (6) months following termination of this Agreement, Executive agrees that he will not, without Employer's prior written consent (which may be withheld for any reason or for no reason in Employer's sole discretion), do anything adverse to the interests of Employer, and shall not, directly or indirectly himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Employer or be engaged in or connected with any other business competitive with that of Employer or any affiliate thereof; provided, however, that Executive may own as a passive investment not more than one percent (1%) of the securities of any publicly held corporation that may engage in a business competitive with that of Employer or any
          affiliate.   For purposes of this Agreement, a "competitive business"
          shall mean a business engaged in the wholesale, retail and/or catalog sale of roasted coffee beans and related products.

 	 	5.3   Non-solicitation of Employees.  Executive shall not at any time during the one-year period following the termination of his employment with Employer for any reason whatsoever: employ any individual who was employed by Employer or any affiliate during the year immediately preceding his termination; or in any material respect cause, influence, or participate in the employment of any such individual by any business that is competitive with any of the businesses engaged in by Employer or any affiliate.

  		5.4   Non-solicitation of Customers and Suppliers.  Executive shall not at any time during the one-year period following the termination of his employment directly or indirectly:  solicit for himself or any person the business of any individual or business which was a material customer or material supplier of Employer or any affiliate at any time during the one-year period immediately preceding such termination; or persuade or attempt to persuade any such customer or supplier to cease doing business or to reduce the amount of business it does with Employer or any affiliate.

  		5.5   Equitable Remedies.  It is agreed that Executive's obligations and the rights of Employer pursuant to this Section 5 are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this Section 5 cannot be remedied solely by damages at law.  In the event of a breach or a threatened breach by
          Executive of any of the provisions of this Section 5, Employer shall be entitled to injunctive relief to enforce its rights and restraining Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach.  Nothing in this section shall be construed as prohibiting Employer from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of Executive.
          In addition to any such remedies, Employer shall be entitled to recover its costs, including reasonable attorneys' fees and costs, to enforce its rights pursuant to this Section 5 or prevent a breach or threatened breach.

6. 	Relationship to Parties.
    Nothing in this Agreement shall be deemed to constitute a partnership between or a joint venture by the parties, nor be deemed to constitute either Executive or Employer the agent of the other except as specifically provided. Neither Executive nor Employer shall be or become liable or bound by any representation act or omission whatsoever of the other made contrary to the provisions of this Agreement.

7. 	Assignment.
  		This Agreement shall be binding upon the successors and assigns of Employer. Neither this Agreement nor any rights to any payments hereunder shall be assignable by Executive.

8. Notices. All notices and communications hereunder shall be in writing and be given by registered or certified mail, postage and registration or certification fees prepaid, and shall be deemed given when so mailed as follows:

    If to Employer:			Green Mountain Coffee, Inc.
				   	              33 Coffee Lane
					                 Waterbury, VT 05676


    With a copy to:   H. Kenneth Merritt, Jr., Esq.
					                 Merritt & Merritt
					                 112 Lake Street
					                 P.O. Box 5839
					                 Burlington, VT  05402

    If to Executive:		Mr. Dean E. Haller

    At his address then current on the books and records of Employer

The foregoing addresses may be changed by notice given in the manner set forth in this Section 10.

9.  Miscellaneous.

  		9.1  Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the employment of Executive by
         Employer during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith.  This Agreement supersedes all prior employment agreements, letters, understandings and arrangements between Executive and Employer pertaining to the terms of the employment of Executive by Employer, including, without limitation, that certain letter from Employer to Executive dated October 4, 1996.

		 9.2   Waiver.  A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach, shall not be deemed a waiver of such terms or conditions for the future or of any other term of condition, or of any subsequent breach.

   9.3 Provision not Enforceable. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions. Without limiting the generality of the foregoing sentence, if any of the covenants contained in Section 5 are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect. If any provisions of Section 5 are held to be unenforceable because of their scope or duration, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall be enforceable.

		 9.4   Deductions and Set-Offs.  Employer shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld by Employer pursuant to any present or future law.  In the event that Employer makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Employer, Employer shall have the right and Executive hereby authorizes Employer to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any compensation otherwise payable to Executive hereunder.

  	9.5 Governing Law. This Agreement is made in and shall be construed and interpreted under the laws of the State of Vermont, and Executive consents to personal jurisdiction in Vermont.

 		9.6   Captions.  The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

   9.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, and which together shall constitute one agreement.

 		9.8   Employee Handbook or Manual.  In the event of any conflict between this Agreement and any Employee Manual or Handbook circulated by
         Employer now or in future, this Agreement shall control.

10. 	Arbitration.  Except for the rights of Employer pursuant to Section 5, above, any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by binding arbitration in the city of Burlington, Vermont in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. The arbitrator is expressly permitted to award reasonable attorneys' fees and costs to the prevailing party.


                    ACKNOWLEDGMENT OF ARBITRATION

EACH OF THE UNDERSIGNED UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE. AFTER SIGNING THIS DOCUMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION AGREEMENT, UNLESS IT INVOLVES A QUESTION OF CONSTITUTIONAL OR CIVIL RIGHTS. INSTEAD EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.


		IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.


				GREEN MOUNTAIN COFFEE ROASTERS, INC.
				By:	 /s/ Robert P. Stiller
         ----------------------------
				    	Robert P. Stiller, President
				   	 and Chief Executive Officer


     				/s/ Dean E. Haller
         -----------------------------
		 		    Dean E. Haller